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                  OPINION RESEARCH CORPORATION AND SUBSIDIARIES
                   Exhibit (21) Subsidiaries of the Registrant

   Name of Incorporation               State or Other            Date of
     or Organization                   Jurisdiction            Incorporation
     ---------------                   ------------            -------------

Macro International Inc.               Delaware                March 17, 1972

Social & Health Services, Ltd.         Maryland                June 17, 1991

ORC, Inc.                              Delaware                December 16, 1991

European Information Centre Limited    United Kingdom          December 20, 1991

ORC Holdings, Ltd.                     United Kingdom          July 17, 1996

ORC Korea, Ltd.                        Korea                   November 30, 1996

ORC International Holdings, Inc.       Cayman Islands          March 18, 1997

ORC TeleService Corp.                  Delaware                March 26, 1997

Opinion Research Corporation,
    S.A. de C.V.                       Mexico, D.F.            July 10, 1997

ORC ProTel, Inc.                       Delaware                November 20, 1997

O.R.C. International Ltd.              United Kingdom          December 15, 1997

ORC Consumer, Inc.                     Delaware                June 5, 2000